For further information contact:
EMISPHERE TECHNOLOGIES, INC.
Bob Madison
Corporate Communications
914-593-8360

EMISPHERE TECHNOLOGIES, INC. APPOINTS
MICHAEL R. GARONE CHIEF FINANCIAL OFFICER

TARRYTOWN, NY, August 29, 2007 – Emisphere Technologies, Inc. (Nasdaq: EMIS) today announced that Michael R. Garone has been appointed to the position of Chief Financial Officer (CFO). Mr. Garone previously held the role of CFO and Interim Chief Executive Officer of Astralis, Ltd., a biotechnology company. Mr. Garone will report directly to Michael V. Novinski, President and Chief Executive Officer. Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® technology.

“Mr. Garone has over 25 years of highly successful experience as both CFO and CEO, with superior financial skills that promise success for Emisphere,” said Mr. Novinski. “His experience with business planning and turn-around, cost control and customer care are among the many skills that he brings to the Company. We are very excited to have him on our senior management team.”

At Astralis, Mr. Garone implemented a plan to keep the drug development program on track, and created a system of controls to meet the Sarbanes Oxley Act of 2007, Section 404 compliance objectives. He also worked closely with the United States Securities and Exchange Commission (SEC) and managed assets and investor relations.

Prior to that, Mr. Garone spent two decades at AT&T, where he held a variety of positions, including CFO of AT&T Alascom. While at AT&T Alascom, Mr. Garone managed the acquisition and engineered the business turn-around of Alaska’s largest telecommunications company, while providing strategic planning for sales, marketing and product development.

“Joining the team at Emisphere is a terrific opportunity. It is a company that has sound science that will impact directly on patient lives,” said Mr. Garone. “I am eager to play my part in the growth and success of the Company.”

Mr. Garone received his MBA from Columbia University, and is a member of Beta Gamma Sigma. He received his BA in Mathematics from Colgate University, Hamilton, NY.

Emisphere’s broad-based drug delivery technology platform, known as the eligen® technology, is based on the use of proprietary, synthetic chemical compounds, known as Emisphere® delivery agents, or “carriers.” Emisphere’s eligen® technology makes it possible to deliver a therapeutic molecule without altering its chemical form or biological integrity.

About Emisphere Technologies, Inc.

Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® technology. These molecules and compounds could be currently available or are in pre-clinical or clinical development. Such molecules or compounds usually cannot be delivered by the oral route of administration or the benefits of these compounds are limited due to poor bioavailability, slow on-set of action or variable absorption. The eligen® technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, per rectum, pulmonary, intra-vaginal or transdermal. The Web site is: www.emisphere.com.

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Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, or Emisphere’s ability to fund such efforts with or without partners. Emisphere undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K (file no. 000-17758), filed on March 6, 2007, and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, filed on May 7, 2007 (file no. 000-17758) and for the quarter ended June 30, 2007, filed on August 7, 2007 (file No. 000-17758).

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